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                                                                   EXHIBIT 10(j)


                             INSTRUMENT OF ADOPTION
                                       OF
           THE LINCOLN NON-EMPLOYEE DIRECTORS' RESTRICTED STOCK PLAN

         WHEREAS, The Lincoln Electric Company (the "Company") has previously adopted The Lincoln Non-Employee Directors' Restricted Stock Plan (the "Plan");

         WHEREAS, pursuant to an Agreement of Merger dated as of May 19, 1998 by and among Lincoln Electric Merger Co., The Lincoln Electric Company and Lincoln Electric Holdings, Inc. (the "Agreement"), The Lincoln Electric Company (the "Company") became a wholly owned subsidiary of Lincoln Electric Holdings, Inc. ("Holdings"), effective as of June 2, 1998; and

         WHEREAS, pursuant to the Agreement, Holdings shall assume the Plan and all obligations of the Company with respect thereto;

         NOW THEREFORE, Holdings hereby assumes the obligations of the Company under the Plan and adopts The Lincoln Non-Employee Director's Restricted Stock Plan as hereinafter set forth:

         1. On each January 1, each non-employee Director of Holdings ("Director") shall be automatically granted $10,000 worth of Common Shares, without par value, of Holdings ("Holdings Shares") subject to the transfer restrictions and risk of forfeiture hereinafter described ("Restricted Shares").

         2. The value of Holdings Shares for the purposes hereof shall be equal to the last reported trading price for the Holdings Shares.

         3. The aggregate number of Holdings Shares that may be awarded as Restricted Shares and released from substantial risk of forfeiture under the Plan shall not exceed 200,000 Holdings Shares, which may be shares of original issuance or treasury share or a combination.

         4. Restricted Shares held by a Director may not be sold or otherwise disposed of until, and shall be forfeited if such Director ceases to serve as a Director of Holdings before, the restrictions lapse as provided below.

         5. The restrictions on each award of Restricted Shares shall lapse when the Director has served continuously as a Director of Holdings for a period of three years after the award; provided, however, that the restrictions shall lapse earlier if the Director (i) dies or (ii) completes the term in which the award was received and
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                  is not elected to another term by the shareholders, or (iii)
                  in the event of a change in control of Holdings as defined in paragraph 8 hereof.

         6. Directors shall have all the rights of shareholders with respect to such Restricted Shares, provided that such Restricted Shares, together with any additional shares of Holdings that a Director may receive by virtue of any share dividend, merger, reorganization or other change in capital structure, shall be subject to the restrictions set forth above.

         7. The automatic awards of Restricted Shares herein provided for may be referred to as "The Lincoln Non-Employee Directors' Restricted Stock Plan" and shall continue, subject to availability of shares, until such automatic awards are discontinued by resolution of the Board of Directors of Holdings.

         8. A "change in control" shall occur upon the happening of any of the following events:

         (a) Holdings is merged or consolidated or reorganized into or with another company or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such company or person immediately after such transaction is held in the aggregate by the holders of the then outstanding securities entitled to vote generally in election of the Directors of Holdings ("Voting Stock") immediately prior to such transaction;

         (b) Holdings sells or otherwise transfers all or substantially all of its assets to any other company or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding securities of such company or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of Holdings immediately prior to such sale or transfer; or

         (c) Any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 1 3d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding Voting Stock, excluding (i) any person or group of persons who are officers, Directors, or employees of Holdings or any subsidiary as of the date hereof or are related by blood or marriage to the descendants
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                  of James F. or John C. Lincoln, including any trusts or
                  similar arrangements for any of the foregoing and any foundations established by any other foregoing and (ii) any underwriter or syndicate of underwriters acting on behalf of Holdings in a public offering of Holdings' securities and any of their transferees.

         EXECUTED this 29th day December, 1998.

                                          LINCOLN ELECTRIC HOLDINGS, INC.

                                          By:  /s/ Frederick G. Stueber
                                               ------------------------------
                                          Title: FREDERICK G. STUEBER
                                                 Senior Vice President,
                                                 General Counsel
                                                 and Secretary